UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 25, 2010

SOCIALWISE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On October 20, 2010, the shareholders of Socialwise, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), approved the following change to the Company’s Articles of Incorporation, which was approved by our Board of Directors on September 1, 2010 subject to shareholder approval:

Increase of the number of authorized shares of our common stock from 80,000,000 shares of common stock with a par value of $0.001 per share to 120,000,000 shares of common stock with a par value of $0.001 per share.

The amendment to the Company’s Articles of Incorporation was effective on October 21, 2010.

On October 25, 2010, our Board of Directors adopted changes to our bylaws to allow for the electronic transfer of our Company’s shares.  The effective date of the amendment to the Bylaws was October 25, 2010.

Item 5.07

Submission of Matters to a Vote of Security Holders

As of October 20, 2010, the Company received the written consent of its shareholders representing 51% of the voting power of its outstanding common stock as was required to approve the amendment to the Company’s Articles of Incorporation discussed in Item 5.03 above.  On September 28, 2010, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement and thereafter mailed the statement to its shareholders of record as of September 13, 2010 soliciting their consent to the amendment to the Company’s Articles of Incorporation discussed in Item 5.03 above.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.34	Amended Articles of Incorporation dated October 21, 2010
10.35	Amended Bylaws of the Company as of October 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIALWISE, INC.
/s/ Jonathan Shultz
Dated: October 25, 2010	By:
Jonathan Shultz Chief Financial Officer